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Exhibit No. 21

                   SUBSIDIARIES OF THE PROGRESSIVE CORPORATION

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                                                                                     Jurisdiction
Name of Subsidiary                                                                   of Incorporation
------------------                                                                   ----------------
1890 Insurance Agency, Inc.                                                             Wyoming
Airy Insurance Center, Inc.                                                             Pennsylvania
Express Quote Services, Inc.                                                            Florida
Garden Sun Insurance Services, Inc.                                                     Hawaii
Greenberg Financial Insurance Services, Inc.                                            California
Insurance Confirmation Services, Inc.                                                   Delaware
Lakeside Insurance Agency, Inc.                                                         Ohio
Mountainside Insurance Agency, Inc.                                                     Colorado
Pacific Motor Club                                                                      California
PCIC Canada Holdings, Ltd.                                                              Canada
     3841189 Canada Inc.                                                                Canada
Progny Agency, Inc.                                                                     New York
Progressive Adjusting Company, Inc.                                                     Ohio
Progressive Agency Holdings, Inc.                                                       Delaware
     Bayside Underwriters Insurance Agency, Inc.                                        Florida
     Drive Resource Services Company                                                    Ohio
     Progressive American Insurance Company                                             Florida
     Progressive Bayside Insurance Company                                              Florida
     Progressive Casualty Insurance Company                                             Ohio
         PC Investment Company                                                          Delaware
         Progressive Gulf Insurance Company                                             Ohio
         Progressive Specialty Insurance Company                                        Ohio
     Progressive Classic Insurance Company                                              Wisconsin
     Progressive Hawaii Insurance Corp.                                                 Ohio
     Progressive Michigan Insurance Company                                             Michigan
     Progressive Mountain Insurance Company                                             Colorado
     Progressive Northeastern Insurance Company                                         New York
     Progressive Northern Insurance Company                                             Wisconsin
     Progressive Northwestern Insurance Company                                         Ohio
     Progressive Preferred Insurance Company                                            Ohio
     Progressive Security Insurance Company                                             Louisiana
     Progressive Southeastern Insurance Company                                         Florida
     Progressive West Insurance Company                                                 Ohio
Progressive BSA Holdings, Inc.                                                          Ohio
Progressive Capital Management Corp.                                                    New York

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
Progressive Commercial Holdings, Inc.                                                   Delaware
     Commercial Resource Services Company                                               Ohio
     National Continental Insurance Company                                             New York
     Progressive Consumers Insurance Company                                            Florida
     Progressive Express Insurance Company                                              Florida
     United Financial Casualty Company                                                  Ohio
Progressive Corporate Support, Inc.                                                     Ohio
Progressive Direct Holdings Inc.                                                        Delaware
     Midland Financial Group, Inc.                                                      Ohio
         Agents Financial Services, Inc. (40% owned)                                    Florida
         Progressive Choice Insurance Company                                           Ohio
         Progressive Home Insurance Company                                             Ohio
         Midland Risk Services, Inc.                                                    Tennessee
     Mountain Laurel Assurance Company                                                  Pennsylvania
     Progressive Auto Pro Insurance Agency, Inc.                                        Florida
     Progressive Auto Pro Insurance Company                                             Florida
     Progressive Direct Resource Services Company                                       Ohio
     Progressive Halcyon Insurance Company                                              Ohio
     Progressive Marathon Insurance Company                                             Michigan
     Progressive Max Insurance Company                                                  Ohio
     Progressive Paloverde Insurance Company                                            Arizona
     Progressive Premier Insurance Company of Illinois                                  Ohio
     Progressive Universal Insurance Company                                            Wisconsin
Progressive DirecTrac Service Corp.                                                     Texas
Progressive Insurance Agency, Inc.                                                      Ohio
Progressive Investment Company, Inc.                                                    Delaware
     RRM Holdings, Inc.                                                                 Delaware
Progressive Premium Budget, Inc.                                                        Ohio
Progressive Resource Services Company                                                   Ohio
Progressive Specialty Insurance Agency, Inc.                                            Ohio
Silver Key Insurance Agency, Inc.                                                       Nevada
The Progressive Agency, Inc.                                                            Virginia
United Financial Insurance Agency, Inc.                                                 Washington
Village Transport Corp.                                                                 Delaware
Wilson Mills Land Co.                                                                   Ohio

Except as indicated, each subsidiary is wholly owned by its parent.